Exhibit 1.1

EXECUTION COPY

Antigenics Inc.

5,000,000 Shares

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

February 3, 2004

UNDERWRITING AGREEMENT

February 3, 2004

UBS Securities LLC

Needham & Company, Inc.

Ryan Beck & Co., Inc.

As the Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Antigenics Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 5,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 750,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares”. The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-104832) under the Act (the “registration statement”). Amendments to the registration statement have been similarly prepared and filed with the Commission. The registration statement, as so amended, has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included within the registration statement, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

The registration statement, as amended at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein, is hereinafter referred to as the “Registration Statement.”

If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement. The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as of September 22, 2003 and to be filed with the Commission pursuant to Rule 424(b) on February 3, 2004. The term “Prepricing Prospectus” as used in this Agreement means any form of preliminary prospectus used in connection with the marketing of the Shares, including the preliminary prospectus supplement dated as of January 26, 2004 and filed with the Commission on January 26, 2004 pursuant to Rule 424 under the Act and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Shares, in each case as any of the foregoing may be amended or supplemented by the Company. The term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, Prepricing Prospectus, Prospectus Supplement or Prospectus and the Incorporated Documents related thereto filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Company and the Underwriters agree as follows:

Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, in each case at a purchase price of $9.975 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the execution of this

Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine in a manner consistent with applicable law, rules and regulations.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters for the Firm Shares. This option may be exercised by you once on behalf of the several Underwriters at any time on or before the 30th day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day1 after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine solely to eliminate fractional shares).

Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 6, 2004 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof) at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019. The time at which such payment and delivery are actually made is hereinafter called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

[1]	As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

The Company has not received nor has notice of any order of the Commission preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus or instituting proceedings for that purpose, and the Basic Prospectus, the Prospectus Supplement and the Prospectus, at the time of filing thereof, conformed or will conform in all material respects to the requirements of the Act; the Company is eligible to use Form S-3, and the offering of the Shares complies with the requirements of Rule 415 (assuming that the Shares are distributed by the Underwriters as described in the Prospectus Supplement). The registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415 under the Act and complies in all material respects with said Rule 415; when the Registration Statement became effective, the Registration Statement conformed in all material respects with the provisions of the Act; and the Registration Statement does not contain and will not contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and neither the Company nor any of its affiliates has distributed any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Prepricing Prospectus and the Prospectus or any other materials, if any, permitted by the Act;

as of the date of this Agreement, the Company’s capitalization is as set forth under the heading entitled “Actual” in the section of the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company’s capitalization shall be as set forth under the heading entitled “As Adjusted” in the section of the Prospectus entitled “Capitalization,” subject, in the case of both the “Actual” and “As Adjusted” figures, to the issuance of shares of Common Stock upon the exercise of stock options disclosed as outstanding in the Prospectus and the issuance of Common Stock pursuant to stock purchase plans described in the Registration Statement and the Prospectus, and further subject, in the case of the “As Adjusted” figures, to the assumptions disclosed in the section of the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; since January 28, 2003, the Company has not issued any shares of Capital Stock other than (i) 31,620 shares of Series A Convertible Preferred Stock and (ii) shares issued under Company options granted under the director and employee plans disclosed in the Registration and Prospectus;

the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the subsidiaries of the Company listed on Exhibit 21.1 to the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002 (the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”). Except as described in the Registration Statement and the Prospectus, the Company owns, directly or indirectly, 100% of the outstanding capital stock of the Subsidiaries; except for the Subsidiaries or as set forth in Schedule B hereto and/or described in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and of the bylaws of the Company and each of the Subsidiaries and all amendments thereto have been delivered to you; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material

Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right, except for any violation that would not, individually or in the aggregate, have a Material Adverse Effect;

the subsidiaries of the Company listed on Schedule B hereto do not own or possess any property or assets, or have any obligations or liabilities, or possess any rights (by contract, franchise, permit or otherwise) or engage in any operations that are, individually or in the aggregate, material to the Company or its business, prospects, properties, condition (financial or otherwise) or results of operations; and such entities are the only “subsidiaries” (as defined in the Act) of the Company other than the Subsidiaries;

neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation, default or event, a “Default Event”), (i) its charter, bylaws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or (iv) any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, other than, in the case of clause (ii), such Default Events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby, do not constitute and will not result in a Default Event under (w) any provisions of the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries, (x) under any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries or by which any of them or their respective properties may be bound or affected, (y) under any federal, state, local or foreign law, regulation or rule or (z) under any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, except in the case of clause (x) for such Default Events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;

the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

the Shares have been duly and validly authorized by the Company and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and non-assessable;

no approval, authorization, consent or order of or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company or any of the Subsidiaries in connection with the issuance and sale of the Shares or the consummation by the Company of the other transactions contemplated hereby, other than registration of the offer and sale of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) with respect to the reasonableness of the terms of the offering;

except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated hereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise, except for such rights as have been complied with or waived;

KPMG LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration

Statement and the Prospectus, are independent public accountants as required by the Act;

the Company and each of the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, “Permits”), and has obtained all necessary authorizations, consents and approvals from other persons (collectively, “Approvals”), in order to conduct its business as described in the Registration Statement and the Prospectus, other than such Permits and Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such Permit or Approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated by reference therein have been so described or filed as required;

except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries or, to the Company’s knowledge, any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

the consolidated financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with such financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required;

subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any Material Adverse Effect, or any development which would reasonably be expected to cause a Material Adverse Effect, (ii) any transaction which is material to the Company or any of the Subsidiaries taken as a whole, except for transactions effected pursuant to this Agreement, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any of the Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries (other than pursuant to the exercise of stock options described in the Registration Statement and the Prospectus as outstanding, the grant of stock options under stock option plans described in the Registration Statement and the Prospectus and the issuance of Common Stock pursuant to stock purchase plans described in the Registration Statement and the Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus;

the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), substantially in the form set forth as Exhibit A hereto, of each of its officers and directors listed on Schedule C hereto and Antigenics Holdings L.L.C.; the Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of UBS Securities LLC;

the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

neither the Company nor any of the Subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and/or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

the Company and each of the Subsidiaries maintain insurance of the types and in amounts that the Company believes are reasonably adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and each of the Subsidiaries against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect;

neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or other than any losses or interferences which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

the Company and each of the Subsidiaries have good title to all personal property owned by them, respectively, as described in the Registration Statement and the Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and principal financial officer of the Company has made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(c) under the Exchange Act); the Company and, to the Company’s knowledge, each of its directors and officers (in each of their capacity as such) are otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act;

all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

other than as set forth in the Registration Statement and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: to the Company’s knowledge, the Company and the Subsidiaries own, possess, license or have other rights to use, all material patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes (“Intellectual Property”) necessary for their business as described in the Registration Statement and the Prospectus and necessary in connection with the commercialization of the existing products of the Company and the Subsidiaries and the products described in the Registration Statement and the Prospectus as being under development, and the Company and the Subsidiaries have taken all reasonable steps necessary to secure interests in such Intellectual Property; except as described in the Registration Statement and the Prospectus, the Company is not aware of any options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are outstanding and which are required to be described in either of the Registration Statement or the Prospectus, and, except as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be described in either of the Registration Statement or the Prospectus; none of the technology employed by the Company and the Subsidiaries has been obtained or is used or proposed to be used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or the Subsidiaries or any of their respective directors or executive officers or, to the Company’s knowledge, any employees of the Company or the Subsidiaries or otherwise in violation of the valid rights of any persons, other than any violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, to the Company’s knowledge neither the Company nor any of the Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as described in the Registration Statement and the Prospectus and commercializing the products under development described therein, would violate, infringe or conflict with any of the valid Intellectual Property of any other person or entity other than any such violation, infringement or conflict which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or any Subsidiary or in which the Company, any Subsidiary or the products or product candidates of the Company or any Subsidiary have participated that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus were and, if still pending, are being conducted in accordance with accepted standard medical and scientific research procedures; the descriptions in the Registration Statement and the Prospectus of the results of such studies and tests are accurate in all material respects and fairly present the data derived from such studies and tests, and neither the Company nor any Subsidiary has knowledge of any other scientifically credible studies or tests, the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus; except to the extent disclosed in the Registration Statement and the Prospectus, the Company and each Subsidiary has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or modification, in a manner that would necessitate updated disclosure in the registration statement, of any clinical or pre-clinical studies or tests that are described in either of the Registration Statement or the Prospectus or the results of which are referred to in either of the Registration Statement or the Prospectus.

Certain Covenants of the Company. The Company hereby agrees:

to the extent reasonably necessary to effect the distribution of the Shares as contemplated by the Prospectus Supplement, to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

to make available to the Underwriters in New York City, as soon as practicable after the execution and delivery of this Agreement, as many copies of the Prospectus (or of the Prospectus as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which you shall object in writing except as required pursuant to any legal, administrative order or process;

if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and to promptly notify you of such filing;

if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment or Abbreviated Registration Statement to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment or Abbreviated Registration Statement has become effective;

to make available to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or any of the Subsidiaries, in each case as soon as reasonably practicable after such reports, communications, documents or information become available (subject, in the case of information not publicly available, to appropriate confidentiality undertakings reasonably satisfactory to the Company and the Company’s right to withhold information if required by applicable law);

to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense (for the first nine months after the date of the Prospectus and thereafter, at the Underwriters’ expense), to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

to make generally available to its security holders, and to deliver to you, as soon as reasonably practicable, but not later than 16 months after the date of this Agreement, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the later of (i) the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) covering the Firm Shares, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement;

to furnish to you five conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient additional conformed copies (other than exhibits) for distribution of a copy to each of the other Underwriters;

to furnish to you as early as reasonably practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof;

to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prepricing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers

(including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares, (iii) the printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) determining the need for, and effecting, any required qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) compliance by the company with all requirements of the Nasdaq National Market (“NASDAQ”) relating to the issuance of additional shares applicable to the issuance and sale of the Shares and any registration thereof under the Exchange Act, (vi) determining the need for, and facilitating, any required review of the public offering of the Shares by NASD Regulation, Inc. (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and your sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, provided that a portion of the costs associated with the use of a private aircraft will be borne by you at a rate agreed upon by you and the Company; and (viii) the performance of the other obligations of the Company hereunder;

for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares, to furnish to you, before filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of 90 days after the date hereof (the “Lock-up Period”), without the prior written consent of UBS Securities LLC, except for (i) the registration of the Shares, the sales of the Shares to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans and the Company’s Employee Stock Purchase Plan described in the Registration Statement and the Prospectus, (iv) issuances of shares of Common Stock or any securities convertible into or exercisable for Common Stock in connection with a strategic licensing arrangement, corporate partnering transaction or similar collaboration; provided that the recipient of such shares agrees in writing with or for the benefit of the Underwriters not to dispose of such shares during the Lock-Up Period; (v) agreements to issue shares of Common Stock or any securities convertible into or exercisable for Common Stock, and the issuance of no more than 500,000 shares of Common Stock, in connection with an acquisition, by merger or consolidation with, or by purchase of all or a substantial portion of the assets of, or by any other manner, of any business or corporation, partnership, association or other business organization or division thereof, provided that any such securities described in this clause (v), other than the 500,000 shares of Common Stock, may not be issued during the Lock-Up Period, and provided further that any recipient of any of such 500,000 shares of Common Stock agrees in writing with or for the benefit of the Underwriters not to dispose of such shares during the Lock-Up Period other than in a transaction that does not constitute a sale or other form of transfer or disposition for consideration and in which the transferee in such transaction agrees in writing with or for the benefit of the Underwriters not to dispose of such shares on similar such terms as provided for in this proviso during the Lock-Up Period; if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues an earnings release; or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this section 4(q) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs (the “Extension”), provided however, the Extension will not apply if, within 3 days of the termination of the 90-day Lock-up Period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulation M under the Exchange Act, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with Section 10 hereof; and

to comply, in all material respects, with all requirements of NASDAQ relating to the issuance of additional shares applicable to the issuance and sale of the Shares.

Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than as a result of the occurrence of any event specified in clause (ii) of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(n) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel incurred in connection with this Agreement and the transactions contemplated hereby.

Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Ropes & Gray LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form attached hereto as Exhibit B.

You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Jones, Day, Reavis & Pogue, patent counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form attached hereto as Exhibit C.

You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the letter of Claudia Wernick, Esq., the Associate General Counsel of the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form attached hereto as Exhibit D.

You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require.

You shall have received from KPMG LLP a letter dated on or about the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the form heretofore approved Dewey Ballantine LLP, counsel for the Underwriters.

No amendment or supplement to the Registration Statement or Prospectus, or document which upon filing with the Commission would be incorporated by reference therein, shall at any time have been filed to which you have reasonably objected in writing.

The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M. New York City time on the second full business day after the date of this Agreement.

Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no Material Adverse Effect, or any development involving a prospective Material Adverse Effect, shall occur or become known and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries.

The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate signed by one of the Company’s executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (h) and (i) of this Section 6 have been met.

You shall have received the letters referred to in Section 3(q).

The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any debt securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) under the Act.

Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change, financial or otherwise (other than as described in the Registration Statement and the Prospectus), in the business, operations, prospects, properties, condition, or results of operation of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares or (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or NASDAQ shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or NASDAQ, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram from such terminating Underwriter.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

Increase in Underwriters’ Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Indemnity and Contribution.

The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus, as any of the foregoing may be amended or supplemented from time to time), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or such Prospectus or necessary to make such information not misleading, provided however, that the indemnity agreement contained in this subsection (a) as it may relate to any untrue statement in or omission from a Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any partner, director or officer of any Underwriter or person controlling such) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 4(b) hereof.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, except to the extent materially prejudiced by such omission. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties but the Company may employ counsel to participate in the defense thereof), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have in good faith requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the Company’s written consent if (i) such settlement is entered into more than 60 business days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission (including any omission from the information contained under the caption “Underwriting” in the Prospectus Supplement related to actions by such Underwriter who has engaged in gross negligence or willful misconduct) or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise, except to the extent such Underwriter is materially prejudiced by such omission. The Company or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or of such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, other than for reasons expressly contemplated therein (e.g. failure to deliver a final prospectus) or due to the gross negligence or willful misconduct of the indemnified party, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any

Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and against any of the officers or directors of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 630 Fifth Avenue, Suite 2100, New York, NY 10111, Attention: Garo H. Armen, President, Chief Executive Officer and Chairman with a copy to Paul M. Kinsella, Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110.

Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus Supplement, the statements set forth under the caption “Underwriting—Commissions and Discounts” and the statements set forth under the caption “Underwriting—Price Stabilization, Short Positions” in the Prospectus Supplement (except the third to last paragraph and the last paragraph) constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company is or may be subject, by suit upon such judgment.

Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

Miscellaneous. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Securities LLC. Because UBS Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

A lending affiliate of UBS Securities LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Securities LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Securities LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Securities LLC.

UBS Securities LLC represents and warrants that it has the authority to act on behalf of the other several Underwriters in connection with this Agreement, and agrees to notify the Company promptly after the distribution of the Shares has been completed.

Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the several Underwriters.

Very truly yours,

ANTIGENICS INC.

By:	/s/ Garo H. Armen

Name: Garo H. Armen, Ph.D.
Title: Chairman and Chief Executive Officer

Accepted and agreed to as of the date

first above written:

UBS SECURITIES LLC

NEEDHAM & COMPANY, INC.

RYAN BECK & CO., INC.

As the Representatives of the several Underwriters

By:	UBS SECURITIES LLC

By:	/s/ Kevin Sheridan

Name: Kevin Sheridan
Title: Director

By:	/s/ Jill Kasner

Name: Jill Kasner
Title: Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS Securities LLC	2,970,000
Needham & Company, Inc.	1,237,500
Ryan Beck & Co., Inc.	742,500
A.G. Edwards & Sons, Inc.	50,000

Total	5,000,000

SCHEDULE B

Subsidiaries other than Significant Subsidiaries

Name	Jurisdiction of Incorporation
Triplex Pharmaceuticals Corporation	Delaware
API Holding Company	Delaware
VacTex, Inc.	Delaware

SCHEDULE C

Directors and Officers Executing the Lock-Up Agreement

1.	Noubar Afeyan, Ph.D.

2.	Garo H. Armen, Ph.D.

3.	Frank V. AtLee III

4.	Jeff D. Clark

5.	Gamil G. de Chadarevian

6.	Tom Dechaene

7.	Margaret M. Eisen

8.	Neal Gordon, Ph.D.

9.	Renu Gupta, M.D.

10.	Russell H. Herndon Ph.D.

11.	Wadih Jordan

12.	Mark Kessel

13.	Pramod K. Srivastava, Ph.D.

EXHIBIT A

Antigenics Inc.

Common Stock

($0.01 Par Value)

[Date]

UBS Securities LLC

As the Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Antigenics Inc. (the “Company”) and you and the other several Underwriters with respect to the public offering (the “Offering”) of common stock of the Company (the “Common Stock”). Capitalized terms set forth herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that from the date hereof through and including the 90th day after the date of the final prospectus supplement relating to the Offering, the undersigned will not, directly or indirectly, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the sale of any Common Stock to the Underwriters pursuant to the Underwriting Agreement, (b) bona fide gifts, or distributions (including if the stockholder is a limited liability company, to its members) without consideration, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement, or (d) transfers which occur by operation of law, such as the rules of intestate succession or statutes governing the effects of a merger, provided the transferee or transferees thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement, or (e) the exercise of any options (including a cashless exercise, but not including a cashless exercise that involves a related sale of securities), conversion of convertible securities outstanding as of the date hereof (but not the disposition of the securities into which such convertible securities convert). For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

In addition, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the 90-day restricted period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulation M under the Exchange Act, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with Section 10 of the Underwriting Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of any registration statement relating to the Offering. The undersigned further agrees that, from the date hereof through and including the 90th day after the date of the final prospectus supplement relating to the Offering, the undersigned will not, directly or indirectly, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the Company publicly announces that it is not proceeding with the Offering or (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the time of purchase (as defined in Section 2 of the Underwriting Agreement).

Yours very truly,

Name:

EXHIBIT B

Opinion of Ropes & Gray LLP

(i) The Company is a validly existing corporation in good standing under the laws of the state of Delaware, with corporate power to own its properties and conduct its business as described in the Prospectus and the Incorporated Documents and is qualified to do business as a foreign corporation in Massachusetts and is not delinquent in the filing of any annual report with the Secretary of the Commonwealth of Massachusetts.

(ii) The authorized capital stock of the Company is as set forth in the Capitalization table contained in the Prospectus. The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be validly issued and will be fully paid and nonassessable. The issuance of the Shares to the Underwriters is not subject to preemptive rights under the Delaware General Corporation Law, the Company’s Certificate of Incorporation or any agreement or instrument filed as an exhibit to the Registration Statement or any of the Incorporated Documents. The certificates, if any, representing the Shares are in a form that complies with any applicable provisions of the Delaware General Corporation Law and any applicable rules of The NASDAQ National Market. The 31,620 outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), issued on September 24, 2003, are duly authorized, validly issued, fully paid and nonassessable, and the issuance of such shares of Series A Preferred Stock was not in violation of any preemptive rights under the Delaware General Corporation Law, the Company’s Certificate of Incorporation or any agreement or instrument filed as an exhibit to the Registration Statement or any of the Incorporated Documents.

(iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv) The execution and delivery of the Underwriting Agreement, and the issuance and sale of the Shares by the Company, will not (i) violate the Certificate of Incorporation or By-Laws of the Company, the Certificate of Incorporation of By-Laws of Aronex Pharmaceuticals, Inc, a Delaware corporation (“Aronex Pharmaceuticals”), or the Articles of Organization or By-Laws of Antigenics, Inc., a Massachusetts corporation (“Antigenics(MA)”, and together with Aronex Pharmaceuticals, the “Subsidiaries”), (ii) breach or result in a default under any agreement or instrument listed as an exhibit to the Registration Statement or any of the Incorporated Documents or (iii) violate any applicable Massachusetts or United States federal law or regulation, the Delaware General Corporation Law, or any order, writ, injunction or decree specifically naming the Company or any of the

Subsidiaries, except that we express no opinion as to state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws.

(v) No authorizations or consents of, or filings with, any United States federal or Massachusetts governmental entity are required, and no such authorizations, consents or filings are required under the Delaware General Corporation Law, to permit the Company to execute and deliver the Underwriting Agreement and to issue and sell the Shares, except, in either case, such as may be required under state securities or blue sky laws, as to which we express no opinion, and except for such as have been obtained under the Act. Other than any required Notification for Listing of Additional Shares under the rules of The NASDAQ Stock Market, which has been filed prior to the date of this letter, the Company is not required to make any filings with The NASDAQ Stock Market in connection with the issuance and sale of the Shares.

(vi) Antigenics(MA) is validly existing as a corporation in good standing with the Secretary of State of Massachusetts. Aronex Pharmaceuticals is a validly existing as a corporation in good standing in Delaware. Each such subsidiary has the corporate power to own its properties and conduct its business as described in the Prospectus and the Incorporated Documents. All of the issued shares of capital stock of each such subsidiary have been duly authorized and are validly issued, fully paid and nonassessable, and (except as otherwise set forth in the Prospectus or the Incorporated Documents and except for director’s qualifying shares) are owned of record by the Company or a subsidiary of the Company.

(vii) Except for such rights as have been complied with or waived or that are described in the Prospectus, no holder of any security of the Company, pursuant to the terms of any contract, agreement or other instrument filed as an exhibit to the Registration Statement or any of the Incorporated Documents, has the right to require registration or inclusion in the Offering of shares of Common Stock of the Company in connection with the registration or the Offering of the Shares.

(viii) The Company is not subject to regulation as an “investment company” under the Investment Company Act of 1940, as amended.

The Registration Statement became effective on September 22, 2003. We do not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceeding for that purpose under the Act.

In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with your representatives and those of the Company and its independent accountants in which the business and affairs of the Company and the contents of the Registration Statement, the Prospectus and the Incorporated Documents were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Registration

Statement and the Prospectus and our participation in the discussions referred to above, we believe that the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Supplemental Prospectus, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and the Incorporated Documents when filed, or most recently amended, complied as to form in all material respects with the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder. Further, based on such information and participation, nothing that has come to our attention has caused us to believe that as of its effective date the Registration Statement (including, for this purpose, the Incorporated Documents) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including, for this purpose, the Incorporated Documents) as of the date of the Supplemental Prospectus or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial, statistical or accounting information set forth or referred to in the Registration Statement, the Prospectus or any of the Incorporated Documents. To our knowledge, neither the Company nor any Subsidiary (i) is a party to any action, suit or proceeding which is required to be described in the Prospectus or an Incorporated Document which is not so described or (ii) is party to a contract or agreement which is required to be filed as an exhibit to the Registration Statement or an Incorporated Document which is not so filed.

The limitations inherent in the independent verification of factual matters and the nature of the determinations involved in our review are such that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or Prospectus except for (1) those made under the captions “Description of Common Stock”, “Risk Factors — Risks Related to Our Common Stock – Provisions in our organizational documents could prevent or frustrate any attempts by stockholders to replace our current management” and “Plan of Distribution”, which accurately summarize in all material respects the provisions of the laws and documents referred to therein, (2) those contained in the Company’s Current Report on Form 8-K dated September 24, 2003, filed with the Commission on September 25, 2003, which accurately summarize in all material respects the Series A Preferred Stock, and (3) those contained in the Company’s Annual Report on Form 10-K for the fiscal year that ended December 31, 2002, filed with the Commission on March 27, 2003 under the caption “Our Business – Regulatory Considerations”, insofar as such statements summarize applicable provisions of the United States federal statutes, rules and regulations administered by the United States Food and Drug Administration, which are accurate summaries in all material respects.

EXHIBIT C

Opinion of Jones, Day, Reavis & Pogue

To the best of our knowledge, except as described in the IP Portions, the Company, either directly or through any of the Subsidiaries, has valid license or option rights or ownership rights to the patent applications and patents included in the Intellectual Property (as defined in the Underwriting Agreement) referenced in the IP Portions that are being prosecuted or maintained by us (“Patents”);

To the best of our knowledge and without review having been conducted for the purpose of providing this opinion, except as described in the IP Portions, no third party is infringing any of the Patents;

To the best of our knowledge, except as described in the IP Portions, there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company or any of the subsidiaries infringes or otherwise violates the patent rights of others, and we are unaware of any facts that would lead us to conclude that the Company or any of the subsidiaries infringes or otherwise violates, or would infringe or otherwise violate, upon commercialization of its development-stage products Oncophage, QS-21, AG-702/AG-70X, AG-858, ATRA-IV or, solely in the United States and, absent any patent term extension, in Europe after March 5, 2006, Aroplatin, valid patent rights of others;

To the best of our knowledge, except as described in the IP Portions, there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Company or its subsidiaries in or to any Patents, and we are unaware of any facts that would lead us to conclude that there is a reasonable basis for any such claim;

To the best of our knowledge and without review having been conducted for the purpose of providing this opinion, except as described in the IP Portions, (i) there is no prior art that may render all of the claims of any patent application within the Patents unpatentable, which has not been disclosed to the U.S. Patent and Trademark Office, and (ii) there is no prior art that may render all of the claims of any patent included within the Patents invalid, except that we render no opinion regarding U.S. Patent No. 5,843,475 and U.S. Patent No. 5,384,127;

While there can be no guarantee that any particular patent application will issue as a patent, to the best of our knowledge, except as described in the IP Portions, the patent applications included within the Patents disclose patentable subject matter, and we are not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to such patent applications that (i) would preclude the issuance of patents with respect to such applications or (ii) would lead us to

D-1

conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations;

The statements in the IP Portions referencing matters related to the Patents, insofar as such statements constitute summaries of legal matters or legal proceedings referred to therein, or refer to statements of law or legal conclusions, are in all material respects accurate and complete statements or summaries of the matters therein set forth;

The Company’s development-stage product Oncophage does not infringe, and, upon commercialization of Oncophage, would not infringe any valid claims of those patents for which we have undertaken a detailed review and analysis on the Company’s behalf; and

To the best of our knowledge, and having received information from the Company regarding the structure of Aroplatin, at least U.S. Patent No. 5,186,940 and U.S. Patent No. 5,178,876 cover Aroplatin and its use, respectively.

In the course of the preparation by the Company of the IP portions of the Registration Statement and the Prospectus, we have participated in various discussions and meetings with officers, directors and employees of the Company concerning the IP Portions. The limitations inherent in the role of outside counsel are such that, except as set forth in the above opinions, we cannot and have not independently verified, and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the IP portions. Based upon our examination of the Registration Statement and Prospectus with respect to the IP Portions and our participation, inquiries and investigations set forth above, however, no facts have come to the attention of Jones Day since Jones Day began representing the Company on January 1, 2004 or of the lawyers presently within Jones Day that represented the Company while at Pennie & Edmonds prior to January 1, 2004, that causes us or such lawyers to believe that the IP Portions of the Registration Statement related to the Patents, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the IP Portions of the Prospectus related to the Patents, as of the date of the Prospectus and at the date hereof, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The opinions expressed herein are limited to the Patent Laws of the United States of America and, to the extent set forth in the immediately preceding paragraph, the United States federal securities laws, in each case, as currently in effect, and we express no opinion as to the effect of any other laws of the United States of America or any other jurisdiction on the opinions expressed herein.

C-2

EXHIBIT D

Letter of Associate General Counsel

(i) The authorized and outstanding capital stock of the Company is as set forth in the Capitalization table contained in the Prospectus;

(ii) Other than as disclosed in the Prospectus or an Incorporated Document, none of the issued shares of capital stock of any Subsidiary is subject to any perfected security interest or other encumbrance or adverse claim; and

(iii) No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any Subsidiary are outstanding.